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                             AMENDMENT OF AGREEMENT


BETWEEN:       ATHENA MEDICAL CORPORATION ("AFEM");

AND: BEIJING KANG MEI BIOLOGICAL PRODUCTS, LTD., a joint venture comprised of Cort MacKenzie & Thomas, Inc., and Fang-Hai Science and Technology ("Kang Mei").

DATED:         Effective November 1, 1995.


R E C I T A L:

     The parties have previously entered into an arrangement, evidenced by letters dated January 10, February 10 and February 12, 1995 (the "Agreement"), under which Kang Mei would have the exclusive right to manufacture, distribute and sell various current and future products of AFEM within China and other countries and areas. The parties' relationship has not progressed as intended, and the parties now desire to amend the arrangement on the terms and conditions set forth below.

A G R E E M E N T:

     In consideration of the foregoing Recital and the terms, covenants and conditions set forth below, the parties agree as follows:

     1. The Agreement is terminated as of the effective date of this Amendment of Agreement (the "Amendment"). On and after such effective date of termination, neither party has any obligation or liability to the other arising out of any matter described or implied in the Agreement.

     2. In consideration of the expense incurred by Kang Mei in obtaining nationwide approval for sale of AFEM's Fresh 'N Fit-Registered Trademark-interlabial Padette-TM- (the "Padette") in China, and in consideration of this Amendment, AFEM agrees to pay to Kang Mei (through Cort MacKenzie & Thomas, Inc. ("CMT")) $0.0025 U.S. (1/4 of one U.S. cent) for each Padette sold by AFEM within China during a three-year term commencing on the effective date of this Amendment and terminating on the third anniversary thereof. Provided, however, that no such payment shall exceed $100,000.00 U.S. in any twelve-month period (beginning on the effective date of this Amendment). Amounts which would have been payable to Kang Mei but for such limitation shall not be carried into future years. For purposes of the above, the word "sold" means receipt by AFEM of payment for such Padettes, but excludes receipts from Kang Mei or any partner or affiliate of it. Payment by AFEM to Kang Mei pursuant to this Paragraph 2 will be made within 30 days after the end of each calendar quarter of the term, with the first such payment due on April 30, 1996 (for the quarterly period ending March 31, 1996 and the two months of the prior quarter). Kang Mei recognizes that AFEM is not warranting any particular level of sales of Padettes in China during any period or periods of the term.

     3. Kang Mei may, on and after the date of this Amendment, place orders for the purchase of products from AFEM for sale in China. All such orders shall be subject to acceptance by AFEM in its sole discretion, and if accepted will be payable by irrevocable confirmed letter of credit and on such other terms and conditions as the parties may mutually agree in writing. Nothing in this
Section 3 shall be construed to prevent AFEM from entering into sales or distribution arrangements with other third parties.


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     4.   AFEM and Kang Mei entered into the Agreement, and have entered into this Amendment, in good faith and with absolute confidence in the integrity of each other. However, considerations of U.S. law make it necessary to address the following matters formally and substantially. Nothing set forth in this Paragraph 4 is to be interpreted negatively with regard to the business practices of either party or any other person.

          4.1 Kang Mei has not knowingly made and will not knowingly make, in the performance of the Agreement or this Amendment, any payments, loans or gifts or promises or offers of payments, loans or gifts of any money or anything of value, directly or indirectly: (a) to or for the use or benefit of any official or employee of any government or an agency or instrumentality of any such government; (b) to any political party or official or candidate thereof; (c) to any other person if Kang Mei knows or has reason to know that any part of such payment, loan or gift will be directly or indirectly given or paid to any such governmental official or employee or political party or candidate or official thereof; or (d) to any other person, the payment of which would violate either the laws or policies of any country in which the Agreement or this Amendment is to be performed or the country or countries of such person.

          4.2 Kang Mei will answer in reasonable detail any questionnaire or other written or oral communications from AFEM or its outside auditors, to the extent same pertains to compliance with the foregoing representations and warranties.

          4.3 The Agreement and this Amendment have been duly executed and delivered by an authorized representative of Kang Mei, and neither the execution and delivery of nor the performance of the provisions of the Agreement or this Amendment conflict with or result in a breach of any law or of any regulation, order, writ, injunction or decree of any court or governmental authority of any country in which the Agreement or this Amendment is to be performed, so as to have a materially adverse effect on AFEM, except as Kang Mei may otherwise advise AFEM in writing.

          4.4 Kang Mei represents that the provisions of this Amendment relating to payment to Kang Mei are legal and binding under the laws and policies of China (including without limitation taxation and exchange control laws and regulations), and with respect to both to such payment provisions and any payment pursuant thereto, no consent of or notice to such government, or any agency thereof, is recorded or necessary, except as Kang Mei may otherwise advise AFEM in writing.

     5.   Miscellaneous provisions:

          5.1 Each party represents that it has not previously assigned, encumbered or otherwise transferred any right, liability or interest it has under the Agreement.

          5.2 As the context may require in this Amendment, the use of any gender (male, female or neuter) shall include any other gender, and the singular shall include the plural and the plural the singular. As used in this Amendment, the term "person" includes individual, sole proprietorship, partnership, joint venture, trust, corporation, limited liability company, association or any other entity or agency.

          5.3 Any notice, advice or consent required or permitted to be given under this Amendment shall be in writing and shall be deemed to have been given when personally delivered to a party or 24 hours after deposit in the United States Mail, first class postage prepaid by certified or


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registered mail, return receipt requested, or 24 hours after delivery to a recognized national overnight carrier, with overnight shipping charges paid, and addressed to such party as follows:

     If to AFEM:         Athena Medical Corporation
                         Attn: William H. Fleming, President
                         10180 SW Nimbus Avenue, Suite J-5
                         Portland, OR   97223

     If to Kang Mei:     Beijing Kang Mei Biological Products, Ltd.
                         c/o Cort MacKenzie & Thomas, Inc.
                         Attn:  Thomas C. Stewart, President
                         5335 Southwest Meadows Road, Suite 270
                         Lake Oswego, OR  97035

or such other address as a party may specify by a notice in writing, given in the same manner.

          5.4 This Amendment shall be governed by and construed in accordance with the laws and decisions of the state of Oregon, without regard to the conflict of laws rules of such state. If litigation is instituted by a party to enforce or interpret this Amendment, venue shall lie in Multnomah or Washington County, Oregon. Such venue is exclusive.

          5.5 This Amendment is binding on and shall operate for the benefit of Kang Mei and each partner of it. By executing this Amendment individually, CMT represents to AFEM that CMT is authorized to execute and deliver and to receive payments pursuant to this Amendment. CMT further agree to indemnify, defend and hold harmless AFEM (and its directors, officers, employees, agents, successors and assigns) from all claims (including expenses, reasonable attorney fees and costs incurred by such indemnitees in investigating and defending such claims) of and liabilities owed to any actual or purported joint venture partner of CMT (including without limitation Fang-Hai Science and Technology) arising out of or related to the Agreement, this Amendment, or performance by AFEM or CMT pursuant to this Amendment.

          5.6 THIS AMENDMENT CONTAINS THE FINAL AND EXCLUSIVE AGREEMENT AND UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF IT, AND SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, ORAL OR WRITTEN. EXCEPT AS SET FORTH IN THIS AMENDMENT, THERE ARE NO PROMISES, REPRESENTATIONS, AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT. This Amendment may not be modified except by a writing signed by the party affected.


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     EXECUTED by the duly authorized representatives of each party, to be effective as set forth above.

                                   Athena Medical Corporation



                                   By
                                     ------------------------------------
                                     William H. Fleming, President

                                                                            AFEM

                                   Beijing Kang Mei Biological Products, Ltd.

                                   By Cort MacKenzie & Thomas, Inc., partner



                                   By
                                     ------------------------------------
                                     Thomas C. Stewart, President

                                                                        KANG MEI


                                   Cort MacKenzie & Thomas, Inc., individually



                                   By
                                     ------------------------------------
                                     Thomas C. Stewart, President

                                                                             CMT


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